EXHIBIT 10.23

                           EMPLOYMENT AGREEMENT

     EMPLOYMENT  AGREEMENT  dated as of  October 1,  2002,  by and  between
Sovereign   Specialty   Chemicals,   Inc.,  a  Delaware   corporation  (the
"Company"), and Norman E. Wells, Jr. (the "Executive").

     WHEREAS, the Company is engaged in the manufacture of lines of adhesives, sealants and coatings (the "Company Business") and the Company desires to employ the Executive and the Executive desires to accept such employment on the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

     1. Term of Employment. The term of the Executive's employment under this Agreement shall commence on August 1, 2002 and continue through and expire on December 31, 2004 unless earlier terminated as herein provided (the "Term"). The Term shall be extended automatically for successive one-year periods unless one of the parties hereto gives the other party thirty (30) days written notice prior to the end of the Term and thereafter prior to the end of any subsequent one-year period. As used herein, "Term" shall include any such successive period to the extent that it has commenced and until such date as it may be terminated pursuant to the provisions of this Agreement.

     2. Duties of Employment. The Executive hereby agrees for the Term to render his exclusive services to the Company as its chief executive officer with the title of Chief Executive Officer and in connection therewith, to perform such duties commensurate with his office as the Board of Directors of the Company (the "Board") shall reasonably direct him to perform. The Executive shall devote during the Term substantially all of his business time and skill to his duties hereunder and perform such duties faithfully, except for absences for illness; incapacity; holidays; participation in social, charitable and civic activities; family obligations; and the performance of his duties as a Managing Director of AEA Investors Inc. that are expected to be part time, and that, in each case, do not interfere with the performance of his duties to the Company and its subsidiaries. When and if requested to do so by the Board, the Executive shall serve as a director and officer of any subsidiary of the Company to the extent consistent with his position hereunder without any additional compensation therefor.

     3. Compensation and Other Benefits.
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        3.1 Salary.  As compensation for all services to be rendered by the
Executive during the Term, the Company shall pay to the Executive a salary at the rate of $350,000 per year (the "Annual Salary"), payable in accordance with the Company's usual payroll practices for executives. The Executive shall be eligible to receive annual salary reviews and salary increases as authorized by the Board.

        3.2 Bonus. In addition to the Annual Salary, the Executive shall be eligible to be paid a bonus of 100% of the Annual Salary in respect of each subsequent full fiscal year of the Company ending on December 31 (the "Annual Target Bonus") based upon the results of operations of the Company and its subsidiaries and the personal performance of the Executive measured according to targets specified by the Company's Compensation Committee pursuant to the Company's Management Incentive Compensation Plan, it being understood that such percentage of Annual Salary relates only to the "target" specified under such Plan from time to time for the chief executive officer of the Company and shall not limit any additional bonus amount, or preclude any lesser bonus amount, that may be payable in respect of operating results above or below the specified target or otherwise pursuant to the terms of such Plan, as determined from time to time at the sole discretion of the Compensation Committee. The foregoing bonus plan shall be subject to review and modification from time to time by the Board or the Compensation Committee, if any, acting in good faith. For the 2002 fiscal year of the Company, the Executive shall receive a bonus of $150,000.

        3.3 Participation in Employee Benefit Plans. During the Term, the Executive shall be permitted to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other so-called "fringe benefit programs" of the Company as now existing or as may hereafter be revised or adopted to the extent the Executive meets the eligibility requirements of any such plan or program.

        3.4 Stock Option Agreement; Vesting Agreement. Within ninety (90) days of the date hereof and following appropriate corporate approvals that the Company shall use reasonable efforts to obtain, the Company shall grant options (the "Options") to the Executive to purchase 60,000 shares of its Common Stock at an exercise price of $115.00 per share on the terms and conditions set forth in the Company's Stock Option Plan and a Stock Option Agreement to be entered into between the Company and the Executive (the "Stock Option Agreement").

     4. Termination.
        -----------

        4.1 Termination Upon Death. If the Executive dies during the Term, this Employment Agreement shall terminate immediately, and the Company's sole obligation hereunder shall be to pay the Executive's legal representatives: (i) any Annual Salary to the extent such Annual Salary has accrued and remains payable up to the date of the Executive's death and
(ii) any benefits to which the Executive, his heirs or legal representatives are entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company.

        4.2 Termination Upon Disability. If the Executive becomes disabled during the Term so that he is unable substantially to perform his services hereunder for 180 consecutive days or for 180 days during any 360-day period, then the Executive's employment may be terminated by resolution of the Board on or after the last day of such 180-day period or such 360-day period, as applicable, such termination to be effective upon delivery of written notice to the Executive of the adoption of such resolution. Upon such termination, the Company's sole obligation hereunder shall be to: (i) pay the Executive any accrued and unpaid Annual Salary through the date of such termination and (ii) provide the Executive with any benefits to which the Executive is entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company.

        4.3 Termination for Cause. The Company has the right, at any time during the Term, exercisable by serving notice, to terminate immediately the Executive's employment under this Agreement and discharge the Executive for "Cause" (as defined below). If such right is exercised, the Company's sole obligation hereunder shall be to: (i) pay the Executive any accrued and unpaid Annual Salary through the date of such termination, and (ii) provide the Executive with any benefits to which the Executive is entitled under and in accordance with the terms of any employee benefit plan or program maintained by the Company. As used in this Section 4, the term "Cause" shall mean and include: (i) chronic alcoholism or drug addiction,
(ii) material misappropriation of any monies or assets or properties of the Company, (iii) a material breach by the Executive of the terms of this Agreement that has not been cured within thirty (30) days after written notice to the Executive of such breach, (iv) the conviction of or plea of guilty or nolo contendere by the Executive to any felony or crime involving the Executive's moral turpitude, (v) willful violation of written directions of the Board, (vi) any willful action of the Executive which constitutes dereliction (willful neglect or abandonment of assigned duties), malfeasance or misconduct resulting in material economic harm to the Company, or (vii) gross negligence or willful misconduct of the Executive, as determined by the Board in its sole discretion, in connection with his employment, which, in the case of gross negligence, has not been cured within 30 days after written notice of such conduct is provided to the Executive.

        4.4 Termination Without Cause or On Good Grounds. In the event that the Company terminates the Executive's employment hereunder without Cause, or the Executive terminates his employment hereunder on Good Grounds, then the Company's sole obligation hereunder shall be to (i) pay to the Executive (a) any accrued and unpaid Annual Salary through the date of such termination, (b) the pro rata portion of the Executive's Annual Target Bonus as set forth in Section 3.2, based on the number of days elapsed from the beginning of the bonus period to the date of termination and the performance of the Company during such time period, to be paid to the Executive at the time that the Company pays Annual Target Bonuses to its other senior executives for such bonus period and (c) an amount equal to the Annual Salary amount, to be paid to the Executive according to the Company's normal payroll practices and (ii) provide the Executive with any benefits to which the Executive is entitled under and in accordance with the terms of any employee benefit plan or program maintained by the Company for a period of one year after the date of such termination; provided, however, that if the Executive returns to a full time position as a Managing Director of AEA Investors Inc. after the date of such termination, then the Company shall not be required to pay to the Executive the amounts specified in clause(i)(c) of this Section 4.4; and provided, further, however, that if the Executive has breached his obligations under the terms of Section 8 of this Agreement, then the Company shall not be required to make any further payments or provide benefits to the Executive under clauses (i)(b), (i)(c) and (ii) of this Section 4.4. For purposes hereof, "Good Grounds" means that the Executive voluntarily terminates his employment hereunder on account of, and within sixty (60) days after, the occurrence of one or more of the following events: (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices and titles), authority, duties or responsibilities as contemplated by Section 2 hereof which results in a diminution of the Executive's position, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive; (ii) the Executive's Annual Salary and/or Annual Target Bonus is/are decreased below the amount of his then Annual Salary and/or Annual Target Bonus fixed by the applicable provisions of Sections 3.1 and 3.2 hereof (provided that so long as the aggregate sum of the Executive's Annual Salary and Annual Target Bonus in respect of any calendar year during the Term are not decreased, the Company shall be free to decrease the Annual Target Bonus for that year and commensurately increase the Annual Salary for that year without any effect on the subsequent calendar year Annual Salary and Annual Target Bonus) or the Executive's benefits under any material employee benefit plan, program or arrangement of the Company (other than a change that affects all executives of the Company) are materially reduced from the level in effect upon the Executive's commencement of participation therein; or (iii) the failure of the Company to comply with any of the provisions of this Agreement, other than of an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive.

        4.5 Other. Except as otherwise provided herein, upon the expiration or other termination of this Agreement, including resignation by the Executive, the Company's sole obligation hereunder shall be to: (i) pay to the Executive any Annual Salary accrued and unpaid through the date of such termination, and (ii) provide to the Executive any benefits to which the Executive is entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company. All other obligations of the Company shall forthwith terminate, except as otherwise required by applicable law

        4.6 Payments Subject to Excise Tax.
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        4.6.1.  In the event of a transaction (a "280G  Transaction")  that causes the Executive to become eligible to receive any "parachute payments" ("Parachute Payments") within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and immediately prior to the 280G Transaction, (i) AEA Investors Inc. controls, directly or indirectly, more than 75% of the voting power of all of the outstanding stock of the Company and (ii) no stock of the Company is "readily tradeable on an established securities market or otherwise" within the meaning of
Section 280G(b)(5)(A)(ii)(I) of the Code or the Company is otherwise eligible to seek exemption from the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then, unless shareholder approval is attained in accordance with Section 4.6.2, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Executive under any other Company plan or agreement or otherwise (such payments or benefits are collectively referred to as the "Payments") would be subject to the Excise Tax, the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payments made or benefit to be provided to the Executive shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying to the Company a different order in which to effectuate the foregoing, the Company shall reduce or eliminate the Payments first, by reducing or eliminating the portion of the Payments which are not payable in cash and then, by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the initial determination of the Accounting Firm provided for in Section 4.6.4. Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

        4.6.2 If the conditions set forth in Section 4.6.1(i) and (ii) are satisfied, then, prior to the consummation of the 280G Transaction, the Company shall seek the approval of its shareholders in accordance with
Section 280G(b)(5)(B) of the Code of all Payments that would be Parachute Payments if the shareholder approval described herein were not attained (or shall otherwise seek exemption from the Excise Tax as permitted under the
Code).

        4.6.3 If the conditions set forth in Section 4.6.1(i) and (ii) are not satisfied, in the event it shall be determined that any Payments are subject to the Excise Tax and the Company is not otherwise able to obtain exemption from the Excise Tax under the Code, the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment of all taxes imposed upon the Gross-Up Payment (including, without limitation, all income taxes, Excise Taxes and employment taxes, and any interest or penalties imposed with respect to any such taxes), the Executive retains a Gross-Up Payment amount equal to the Excise Tax imposed upon the Payments.

        4.6.4 All determinations as to whether any of the Payments are Parachute Payments, whether the payments shall be reduced to the Limited Payment Amount and the amount of such Limited Payment Amount or whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by Ernst & Young, the Company's independent accounting firm, or any successor independent accounting firm appointed by the Company (the "Accounting Firm"). The Accounting Firm shall provide its determinations using "substantial authority" (within the meaning of Section 6662(d) of the Code) reporting positions, together with detailed supporting calculations and documentation for all determinations hereunder, to both the Company and the Executive at such time as is reasonably requested by the Company or the Executive (if the Company or the Executive reasonably believes that any of the Payments may be subject to the Excise Tax). Any determination by the Accounting Firm shall be binding upon the Company and the Executive. It is understood that as a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm or the possibility of additional Parachute Payments being made, the Company may fail to make a payment ("Underpayment") that should have been made, or may make a payment that should not have been made ("Overpayment"). In either such event, the Accounting Firm shall determine the amount of any such Underpayment or Overpayment that has occurred. If an Underpayment has occurred, the Company shall promptly pay the amount of such Underpayment to or for the benefit of the Executive. If an Overpayment has occurred, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), and follow reasonable instructions from and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment.

        4.6.5. Disputes with IRS. In the event of any controversy with the Internal Revenue Service (or other taxing authority) over matters addressed in this Section 4.6, the Executive shall permit the Company to control issues related to this Section 4.6 (at its expense), provided that such issues do not potentially materially adversely affect the Executive, but the Executive shall control any other personal issues. In the event that the issues are interrelated, the Executive and the Company shall cooperate in good faith so as not to jeopardize resolution of either issue, but if the parties cannot agree, the Company shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit a representative of the Company to accompany the Executive to such conference and the Executive and the Executive's representative shall cooperate with the Company and its representative.

     5. Expenses. During the Term, the Executive will be reimbursed for his reasonable business expenses incurred for the benefit of the Company in accordance with the general policy of the Company or directives and guidelines established by management of the Company and upon submission of documentation evidencing such business expenses satisfactory to the Company. With respect to any expenses that are to be reimbursed by the Company to the Executive, the Executive shall be reimbursed upon his presenting to the Company an itemized expense voucher and documentation evidencing expenses satisfactory to the Company.

        5.1. Housing Expenses. During the Term, the Company shall reimburse the Executive for reasonable housing or other accommodation expenses for living accommodations located in Chicago, Illinois.

        5.2. Travel Expenses. During the Term, the Company shall reimburse the Executive for reasonable travel expenses to and from Chicago, Illinois from and to Cleveland, Ohio, or such other place as the Executive may require.

        5.3. Tax Preparation. During the Term, the Company shall reimburse the Executive for payments made by him in connection with tax preparation and filing up to a maximum of $5,000 per annum.

        5.4. Gross-Up for Taxes. The Company shall also pay to the Executive a "gross-up" amount equal to the amount of any taxes payable by the Executive on payments received by the Executive as reimbursement of the expenses referred to in Section 5.1 and 5.2 hereof.

     6. Vacation. In respect of each calendar year falling within the Term, the Executive shall be entitled to such vacation time as the Company customarily provides to its senior executives (but in no event less than four (4) weeks per calendar year), provided that the Executive may use unused vacation in the following calendar year only in accordance with and as permitted by the Company's then current vacation policies in effect form time to time.

     7. Proprietary Rights.
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        7.1 Work Product.  The Executive  hereby  expressly agrees that all research, discoveries, inventions and innovations (whether or not reduced to practice or documented), improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or unpatentable, and whether or not deduced to writing), trade
secrets  (being  information  about  the  business  of  the  Company,   its
subsidiaries and their affiliates which is considered by the Company or any such subsidiary or affiliate to be confidential and is proprietary to the Company or any such subsidiary or affiliate) and confidential information, copyrightable works, and similar and related information (in whatever form or medium), which (a) either (i) relate to the Company's, its subsidiaries
or  their  affiliates'  actual  or  anticipated   business,   research  and
development or existing or future products or services or (ii) result from any work performed by the Executive for the Company, its subsidiaries or any of their affiliates and (b) are conceived, developed, made or contributed to in whole or in part by the Executive during the Term ("Work Product") shall be and remain the sole and exclusive property of the Company, such subsidiary or such affiliate. The Executive shall communicate promptly and fully all Work Product to the Board.

        7.1.1. Work Made for Hire. The Executive acknowledges that, unless otherwise agreed in writing by the Company, all Work Product eligible for any form of copyright protection made or contributed to in whole or in part by the Executive within the scope of the Executive's employment by the Company during the Term shall be deemed a "work made for hire" under the copyright laws and shall be owned by the Company, its subsidiaries or their affiliates.

        7.1.2. Assignment of Proprietary Rights. The Executive hereby assigns, transfers and conveys to the Company, and shall assign, transfer and convey to the Company, all right, title and interest in and to all inventions, ideas, improvement, designs, processes, trademarks, service marks, trade names, trade secrets, trade dress, data, discoveries and other proprietary assets and proprietary rights in and of the Work Product (the "Proprietary Rights") for the Company's exclusive ownership and use, together with all rights to sue and recover for past and future infringement or misappropriation thereof, provided that if a subsidiary or affiliate of the Company is the owner thereof, such assignment, transfer and conveyance shall be made to such subsidiary or affiliate, which shall enjoy exclusive ownership and use, together with all rights to sue and recover for past and future infringement or misappropriation thereof.

        7.1.3. Further Instruments. At the request of the Company (its subsidiaries or their affiliates, as the case may be), at all times during the Term and thereafter, the Executive will promptly and fully assist the Company (or its subsidiaries or their affiliates, as the case may be) in effecting the purpose of the foregoing assignment, including but not limited to the further acts of executing any and all documents necessary to secure for the Company (or its subsidiaries or their affiliates, as the case may be) such Proprietary Rights and other rights to all Work Product and all confidential information related thereto, including providing cooperation and giving testimony.

        7.1.4. Inapplicability of Section 7.1 In Certain Circumstances. The Company expressly acknowledges and agrees that, and the Executive is hereby advised that, this Section 7.1 does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company, its subsidiaries or any of their affiliates was used and that was developed entirely on the Executive's own time, unless (i) the invention relates to the business of the Company, its subsidiaries or any of their affiliates or to the Company's, its subsidiaries' or any of their affiliates' actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by the Executive for the Company, its subsidiaries or any of their affiliates.

        7.2. Property of the Company. The Executive agrees that all Work Product and all documents or other tangible materials (whether originals, copies or abstracts), including without limitation, price lists, quotation guides, outstanding quotations, books, records, manuals, files, sales literature, training materials, customer records, correspondence, computer disks or print-out documents, contracts, orders, messages, phone and address lists, invoices and receipts, and all objects associated therewith, which in any way relate to the business or affairs of the Company, its subsidiaries and their affiliates either furnished to the Executive by the Company, its subsidiaries or any of their affiliates or are prepared, complied or otherwise acquired by the Executive during the Term, shall be the sole and exclusive property of the Company, such subsidiaries or such affiliates. The Executive shall not, except for the use of the Company, its subsidiaries or any of their affiliates, use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the facilities of the Company or such subsidiaries or such affiliates, nor use any information concerning them except for the benefit of the Company, its subsidiaries and their affiliates, either during the Term or thereafter. The Executive agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to the Company of the termination of his employment with the Company, or at any other time upon the Company's request, together with his written certification of compliance with the provisions of this Section 7.2.

     8. Covenants Against Competition. In order to induce the Company to enter into this Agreement and the Stock Option Agreement and in consideration for payments or other benefits provided to the Executive under Sections 4.4(i)(b) and (c) and 4.4(ii) of this Agreement and Section 2.4(d) of the Company's Stock Option Plan relating to the Executive's Stock Option Agreement, the Executive hereby agrees as follows:

        8.1 Acknowledgments of Executive.  The Executive  acknowledges that
(i) the Company and any affiliates or subsidiaries thereof that are currently existing or are acquired or formed during the Restricted Period, as hereinafter defined (collectively, the "Companies"), are and will be engaged primarily in the Company Business; (ii) his work for the Companies will give him access to trade secrets of and confidential information
concerning  the  Companies,  including,  without  limitation,   information
concerning its organization, business and affairs, organization and operations, formulae, scientific and technical information, proprietary information and processes, technical data, "know-how", customer lists, details of client or consultant contracts, pricing policies, financial information, operational methods, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, technical processes, projects of the Companies, financing projections, budget information and procedures, marketing plans or strategies, and research products (collectively, the "Trade Secrets"); and (iii) the agreements and covenants contained in this Section 8 are essential to protect the Company Business and goodwill of the Companies.

        8.2 Restrictions on Competition. During the Term and for a two-year period after the end of the Term (the "Restricted Period") the Executive shall not, directly or indirectly, in any geographical location anywhere in the world (a) engage in the Company Business for his own account; (b) enter the employ of, or render any services to any person or entity engaged in the Company Business; or (c) become interested in any such person or entity in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; provided, however, that (i) the Executive may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 if the Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 3% or more of any class of securities of such entity and (ii) the Executive may become employed by, or render services to, an entity that is engaged in the Company Business, so long as such entity is primarily (which means that more than 10% of its revenues are generated from Company Business) engaged in a business other than the Company Business and the Executive does not participate in any manner in the Company Business of such entity. The Company shall notify the Executive of any additional entities which it may create or acquire which may hereafter become a part of the Company, such entities being referred to as "Companies" for purposes of this Agreement.

        8.3 Confidential Information; Personal Relationships. During the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters and Trade Secrets of the Companies. The confidentiality obligations set forth in this Section 8.3 shall not apply to any information which becomes part of the public domain other than through Executive action or which is disclosed to the Executive by another party that is not bound by confidentiality obligations to the Company.

        8.4 Property of the Company. All memoranda, notes, lists, records and other documents or papers, (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive relating to the Company or Companies (if applicable), or made available to the Executive relating to the Company or Companies (if applicable) are and shall be the Company's or Companies' (if applicable) property and shall be delivered to the Company or Companies (if applicable) upon the expiration of the Term unless requested earlier by the Company or Companies (if applicable).

        8.5 Employees of the Companies. The Executive acknowledges that any attempt on the part of the Executive to induce any employee of any of the Companies to leave any of the Companies' employ, or any efforts by the Executive to interfere with the Company's or Companies' (if applicable) relationship with other employees, would be harmful and damaging to the Company or Companies (if applicable). During the Restricted Period, the Executive will not without the prior agreement of the Companies, in any way, directly or indirectly: (i) induce or attempt to induce any employee to terminate employment with the Companies; or (ii) solicit or entice any person employed by the Company or Companies (if applicable) to terminate his/her employment with the Company or Companies (if applicable) or accept employment with another entity.

        8.6 Business Opportunities. The Executive acknowledges that the Company may consider strategic business relationships with, or the acquisition of, various entities engaged in the Company Business and that it would be harmful and damaging to the Company or Companies (if applicable) if he were to become interested in any such entity without the Company's prior consent. During the Restricted Period, the Executive will not, without the Company's prior consent, become interested in any such entity in the capacity of employee, partner, shareholder, officer, director, principal, trustee or consultant, if the Executive was aware at any time during the Term that the Company or Companies (if applicable) had been considering a strategic business relationship with, or the acquisition of, such entity.

        8.7 Negative Information. During the Restricted Period, the Executive shall not disclose confidential or negative or disparaging non-public information regarding, or take any action materially detrimental to the reputation of, the Company, AEA Investors Inc., or its and their directors, officers, employees, investors, shareholders and affiliates (collectively, the "Company Affiliates"), provided that nothing contained in this Section 8.7 shall affect any legal obligation of Executive to respond to inquiries concerning the Company Affiliates or to act in accordance with his rights under this Agreement. The Company likewise agrees that, during the Restricted Period, it shall not disclose negative or disparaging non-public information regarding, or take any action materially detrimental to the reputation of, the Executive, provided that nothing contained in this Section 8.7 shall affect any legal obligation of the Company Affiliates to respond to inquiries concerning the Executive or to act in accordance with the rights of the Company Affiliates under this Agreement. In addition, during Executive's tenure as Chief Executive Officer of the Company, the Executive shall provide full cooperation on Company-related matters, including, but not limited to, road show matters and communications with the public or banking community.

        8.8 Restrictive Covenants. For the purposes of this Agreement all matters discussed in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6 and 8.7 of this Agreement shall be referred to as the "Restrictive Covenants."

        8.9 Reasonableness of Restrictions. Executive recognizes and acknowledges that (i) the types of employment which are prohibited by this
Section 8 are narrow and reasonable in relation to the skills which represent Executive's salable asset both to the Company and to your prospective employers and (ii) the specific but broad geographical scope of the provisions of this Section 8 is reasonable, legitimate and fair to the Executive in light of the Company's need to market its services and sell its products in a large geographic area in order to make the Company's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which the Executive is qualified to earn his livelihood.

        8.10 Rights and Remedies Upon Breach. If the Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies with respect to the Executive, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

        8.10.1 Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and money damages will not provide an adequate remedy to the Company.

        8.10.2 Accounting. The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by him as a result of any transactions constituting a breach of the Restrictive Covenants.

        8.10.3 Severability of Covenants. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and moral scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

        8.10.4 Blue-Pencilling. If it is determined that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable.

        8.11 Enforceability in Jurisdiction. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the states or county in which the Company does business. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right to relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     9. Other Provisions.
        ----------------

        9.1 Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company to the Executive or to the Executive's estate or beneficiaries in connection with the Executive's employment hereunder shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

        9.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:


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                        (i)       if to the Company, to:

                                  Sovereign Specialty Chemicals, Inc.
                                  c/o AEA Investors Inc.
                                  65 East 55 Street
                                  New York, NY  10022
                                  Attention:  Christine J. Smith

                        (ii)      if to the Executive, to:

                                   Norman E. Wells, Jr.
                                   615 Club Drive
                                   Aurora, OH  44202

     Any party may change its address for notice hereunder by notice to the other parties hereto.

        9.3 Entire Agreement. This Agreement entered into by the Executive and the Company, dated as of the date hereof, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

        9.4  Waivers  and  Agreements.   This  Agreement  may  be  amended,
modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        9.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

        9.6 Assignment. Executive may not delegate the performance of any of his duties hereunder. Neither party hereto may assign any rights hereunder without the written consent of the other party hereto.

        9.7   Counterparts.   This   Agreement   may  be  executed  in  two
counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

        9.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     10. Arbitration. In the event of a dispute between the Company and the Executive over the terms of this Agreement which is not settled by the parties, then the Company and the Executive agree to settle any and all such disputed issues by arbitration in accordance with the then-existing rules of the American Arbitration Association. The Company and the Executive shall jointly appoint one person to act as the arbitrator. In the event the Company and the Executive cannot agree to an arbitrator within 30 days, the arbitrator shall be chosen by the President of the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties and there shall be no appeal therefrom other than for bias, fraud or misconduct. The costs of the arbitration, including the fees and expenses of the arbitrator, shall be borne fifty percent by the Company, on the one hand, and fifty percent by the Executive, on the other, but each party shall pay its own attorneys' fees; provided, however, that if the arbitrator shall rule for the Executive, the Company shall pay or reimburse the Executive's reasonable attorneys' fees and the Executive's share of the arbitration costs incurred in connection with such arbitration. Notwithstanding the foregoing, it is specifically understood that Executive shall remain free to assert and enforce in any court of competent jurisdiction such rights, if any, as Executive may have under federal law, including without limitation, rights arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination and Employment Act of 1967, as amended, and/or the Americans With Disabilities Act of 1990.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            SOVEREIGN SPECIALTY CHEMICALS INC.

                                            By:   /s/ John L. Garcia
                                                  ---------------------------
                                            Name:  John L. Garcia
                                            Title:  Vice President

                                            /s/  Norman E Wells, Jr.
                                            ---------------------------------
                                            Norman E. Wells, Jr.


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